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                                                                       EXHIBIT 5

                    [Thompson, Hine and Flory letterhead]



                                  May 12, 1995



First Union Real Estate
Equity and Mortgage Investments
Suite 1900, 55 Public Square
Cleveland, Ohio  44113-1937

Gentlemen:

                  As counsel for First Union Real Estate Equity and Mortgage Investments (the "Trust"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 200,000 Shares of Beneficial Interest (the "Shares") to be issued under the First Union Real Estate Equity and Mortgage Investments 1981 Employee Share Option Plan, As Amended (the "Plan").

                  In connection with the foregoing, we have examined the following:

                          1. The Declaration of Trust and By-Laws of the Trust, each as amended to date;

                          2. The Registration Statement (including Exhibits thereto); and

                          3. Copies of the Plan, records of the proceedings of the Board of Trustees and shareholders of the Trust relating to the adoption and approval of the Plan, and such other documents as we deemed it necessary to examine as a basis for our opinion.

                  Based upon that examination, we are of the opinion that:

                          A. The Trust is a business trust duly organized and validly existing under the laws of the State of Ohio.

                          B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                  We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the use of our name therein.

                                              Very truly yours,

                                              /s/ Thompson, Hine and Flory